Exhibit 10.1

Certain information contained in this Exhibit has been excluded pursuant to Regulation S-K Item 601(b) because it is both (1) not material and (2) of the type that the Company treats as private or confidential. The redaction of such information is indicated by “[***]”.

TRANSITION AND RETENTION AGREEMENT AND GENERAL RELEASE
This Transition and Retention Agreement and General Release (the “Transition Agreement”) is entered into between Chris Thyen (“you”) and Kimball Electronics, Inc., Kimball Electronics Indiana, Inc. d/b/a GES, the corporate entity in the Kimball group of companies that is your specific employer (collectively, “Kimball”) and their respective executors, assigns, agents, officers, former officers, employees, former employees, directors, former directors, members and any associates, affiliates, divisions, current or former subsidiaries or parent corporations or organizations or any of its employees or former employees, or any other person acting or purporting to act in or on its behalf and together with Kimball (collectively, the “Company”).
This Transition Agreement shall supplement and shall not replace, supersede, or be superseded by, the Kimball Electronics, Inc. Executive Severance and Change of Control Plan (the “Plan”). You shall be entitled to participate in and be eligible for benefits under the Plan pursuant to the terms and conditions therein.
In consideration of the covenants and agreements set forth below, you and the Company agree as follows:
1.    Your Employment.
(a)    You are presently employed by the Company as a Vice President, New Platforms. The Company wishes to provide for an orderly sale and transition of [***] (the “Project Trident Transaction”), about which you previously executed a non-disclosure agreement, and for you to be part of this effort according to the terms below.
(b)    You will remain actively employed in your current position on a full-time basis and perform all of the duties of your position, including without limitation those duties specifically defined in subparagraph (c) below. You will continue to be paid at your current wages, pursuant to the Company’s payroll policies and practices and subject to withholdings as required by law. Although your employment shall at all times remain at-will and may end at any time, the parties anticipate that your employment through this transition period will begin as of the Effective Date of this Transition Agreement and anticipate that it will end on [***] (the “Transition Period”). While the parties estimate that your last day of employment with the Company will be the closing date of the Project Trident Transaction, the actual date of termination will be determined at the discretion of the Company (the “Termination Date”).
(c)    You understand and agree that you will continue to perform all job duties in good faith and with the utmost diligence. You also agree to cooperate with the Company and provide assistance to the Company with respect to all transition issues, as necessary or appropriate, and

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any other duties as the Company may assign in its discretion during the Transition Period. You also agree to cooperate with the Company and provide assistance to the Company with respect to all transition issues, as necessary or appropriate, and any other duties as the Company may assign in its discretion up to the Termination Date.
2.    Payments.
(a)    In consideration for your representations, warranties, covenants, and agreements contained in Exhibit A and other representations, warranties, covenants, and agreements contained herein, the Company will pay you as soon as administratively practicable after the closing date of the Project Trident Transaction:
(1)    A cash incentive of $260,000 (excluding overtime, one time bonuses and awards, and any other type of extraordinary income), less applicable withholdings and contributions (the “Severance Payment”).
(b)    In consideration of the general waiver and release of claims and other covenants and agreements contained herein, the Company will pay you as soon as administratively practicable after the closing date of the Project Trident Transaction:
(1)    A target cash incentive of up to $85,000 (excluding overtime, one time bonuses and awards, and any other type of extraordinary income), less applicable withholdings and contributions (the “Transaction Closing Payment”) according to the following schedule based on [***], as determined on the closing date of such Transaction in the Company’s reasonable discretion:
[***].
Any and all payments made pursuant to this Paragraph shall be made in compliance with the requirements of, or pursuant to an exemption under Code § 409A, and the regulations thereunder, if applicable, and all other applicable law. You agree that the Company can and will withhold all legally required taxes, deductions, and sums you owe the Company from the Severance and Transaction Closing Payments. You understand that you have been advised to consult with a tax advisor to fully understand the tax effect of these payments.
(c)     You specifically understand and agree that you will be entitled to the Severance and Transaction Closing Payments only if the Project Trident Transaction closes and you: (i) fulfill the obligations under this Transition Agreement from the date of its execution during the Transition Period up to and including the Termination Date; and (ii) execute a waiver and general release on or after the Termination Date (a copy of which is attached hereto as Exhibit A). You agree that the Company will have no obligation to pay any Severance and Transaction Closing Payments to you (i) unless and until the Project Trident Transaction closes; and (ii) until after the effective date of the waiver and general release attached as Exhibit A. For the sake of clarity, if the Project Trident Transaction does not close for any reason, no Severance and Transaction Closing Payment shall be due.
(d)    You specifically understand and agree that you will immediately pay back payments provided for in this Paragraph 2 in the event that you file any released claim against the Company, or otherwise breach any other representations, warranties, covenants, duties or

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obligations contained in this Transition Agreement. The parties further recognize and agree that you shall not receive the Severance and Transaction Closing Payments should you voluntarily resign prior to the Termination Date; but that, if the Project Trident Transaction closes, you shall receive the Severance and Transaction Closing Payments if you were involuntarily terminated by the Company for reasons other than your failure to perform job duties or your misconduct prior to the closing date of the Project Trident Transaction.
(e)    In the event the Severance and Transaction Closing Payments are tendered back and/or not made for any reason specified in this Paragraph 2, such event shall not render your General Release set forth in this Transition Agreement, in Exhibit A, or in other covenants and agreements set forth herein, unenforceable. The parties agree that your continued employment after your execution of this Transition Agreement and your eligibility to earn payments made by the Company under this Agreement constitute full and sufficient consideration for the covenants and agreements contained herein. You understand and agree that this provision is an essential aspect of the consideration for the Company entering into this Transition Agreement.
(f)    You understand and agree that any monies paid by the Company pursuant to this Transition Agreement are not otherwise due and owing to you and are expressly conditioned upon your representations and warranties in this Transition Agreement and your compliance with their terms. If the representations and warranties in this Transition Agreement are inaccurate in any respect, you take any action inconsistent with those representations and warranties, or you violate any of the terms of this Transition Agreement, you will not be paid any further monies that are provided in consideration of this Transition Agreement. This Transition Agreement shall not limit the Company’s right to recover damages, including reasonable attorneys’ fees, or obtain any other legal or equitable relief to which it may be entitled by law, equity, or otherwise.
3.    General Release. In consideration of the payments, rights, and benefits provided for in this Agreement, you, on behalf of yourself and your heirs, legatees, personal representatives, assigns, and all others who have or obtain any legal right or claims through you, release and discharge Kimball and all of its parents, subsidiaries, affiliated companies, principals, stockholders, officers, directors, employees, trustees, agents, predecessors, successors, benefit plans (and any fiduciaries of such plans), insurers, and assigns (the “Released Parties”), from any and all claims, known and unknown, that you had or may have had against the Released Parties as of the date of execution of this Agreement. This release is intended to be as comprehensive as can be conceived and the law will allow, and includes without limitation claims of any type related to or arising out of your employment with Kimball; or based on the federal Age Discrimination and Employment Act (ADEA), on federal or state common law or federal, state or local laws, ordinances, or regulations, or any other public policy, theory, or principle. Nothing in this agreement shall be construed to prohibit you from reporting conduct to, providing truthful information to, or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization.
(a)    California Civil Code 1542 Waiver. In granting the release herein, which includes claims that may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which states:

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A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
You hereby expressly waive and relinquish all rights and benefits under that Section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.
(b)    You understand and agree that this Transition Agreement shall be binding upon your heirs, assigns, administrators, executors and legal representatives and shall inure to the benefit of the Company, its successors and assigns. In the event of your death, the remaining payments specified in Paragraph 2 will be paid or provided to your estate, subject to and in accordance with the terms of this Transition Agreement.
(c)    This Transition Agreement does not constitute an admission by the Released Parties of any violation of any law. The Released Parties expressly deny any such violation. This Transition Agreement is offered to you by the Company solely to avoid potential claims.
4.    Return of Company Property. Upon your Termination Date, you agree that you will promptly return all Company property to the Company, including, but not limited to, identification and access badges, credit cards, mobile phones, laptop computers, information technology equipment and software, tools, iPads, documents and records, and any other property of the Company in your possession or control. You also agree not to keep, transfer, make, or use any copies or excerpts of the above items.
5.    Confidentiality of Release. You agree to maintain the confidentiality of the terms of this Transition Agreement, except that you may discuss its contents with your attorney, spouse/partner, or any tax advisor or as otherwise required by law.
6.    Taxes. All payments provided for in this Transition Agreement will be made subject to any payroll tax withholding and deductions required by law or mutually agreed to by you and the Company during your employment. You acknowledge and agree that you have not relied on any statements or representations by the Company or its attorneys with respect to the tax treatment of the payments described in this Transition Agreement, and agree that all tax liability which may result from the payment of money as set forth in this Transition Agreement rests with you alone.
7.    Complete Agreement. You understand and agree that no promises or representations have been made by the Company respecting the subject matter hereof other than those expressly set forth herein. Except as stated in Paragraph 10 or otherwise herein, this Transition Agreement constitutes the only agreement between the parties respecting the subject matter hereof, and supersedes all prior and contemporaneous agreements, promises, representations and understandings, written or oral, between the parties on such subject matter. Further, any modifications or amendments may be made only in a written agreement between you and an officer of the Company.

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8.    Acknowledgment of Time to Review. By signing this Transition Agreement, you acknowledge that: (a) before signing, you had an adequate opportunity to review this Transition Agreement with persons of your choosing; (b) you have thoroughly read and understand this Transition Agreement; (c) you have been advised to seek legal counsel concerning the terms of this Transition Agreement before signing it; (d) you have been advised to consult a tax advisor regarding the tax effect of any payments or benefits that you may receive under this Transition Agreement; (e) you have signed this Transition Agreement knowingly and voluntarily, without duress or reservation of any kind and with full knowledge of its significance; (f) you are not waiving any claims or rights that may arise after you execute this Transition Agreement; and (g) the payments promised to you in return for your execution of this Transition Agreement are amounts and benefits you would not otherwise be entitled to receive.
9.    No Re-Employment. You agree that the Company has no present or future right to consider you for employment with the Company following the date you sign this Transition Agreement.
10.    Restrictive Covenants.
(a)    Acknowledgements. You acknowledge and agree that the nature of your position (i) gives you access to and knowledge of Confidential Information (defined below), as well as Kimball’s Customers, suppliers, and business contacts; (ii) that it places you in a position of trust and confidence with Kimball and generates goodwill for the Company. You also understand and agree that the services you provide to Kimball are unique, special, extraordinary, and irreplaceable.
(b)    Confidential Information. You acknowledge that, by virtue of your employment by Kimball, you are granted otherwise prohibited access to Confidential Information belonging to Kimball, which is not known either to its competitors, within the industry generally, or to the public. This information includes without limitation information related to Project Trident. You recognize that Kimball’s Confidential Information is the Company’s valuable property that it developed over a significant period of time and at substantial expense, and that its exclusive knowledge and use of that Confidential Information is of great competitive importance and commercial value. You further acknowledge that Kimball’s industry is highly competitive, and that Kimball would be irreparably harmed by actual or threatened disclosure of its Confidential Information or the use of that Confidential Information by any competitor or outside party. Accordingly, you agree that you will not in any way during your employment with Kimball or thereafter directly or indirectly use or disclose (or allow to be disclosed or used) any Confidential Information, except as necessary and authorized in the course of your employment with Kimball.
(c)    Non-Competition. You agree that, for the duration of your employment with Kimball and for a period of twelve (12) months following your Termination Date, you shall not directly or indirectly, whether for pay or otherwise, provide any services of any type to or on behalf of a Competitor, whether as an employee, independent contractor, partner, agent, consultant, owner, or otherwise; or hold any ownership interest in any Competitor of Kimball. Nothing shall prohibit you from: (i) providing such services to a Competitor if your relationship with that Competitor does not involve you directly or indirectly providing services of any type related to Competitive Products; or (ii) owning up to 2% of any class of securities of any issuer if the securities are listed on a national or regional securities exchange or have been registered

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under Section 12(g) of the Securities Exchange Act of 1934 and your ownership of such shares represents a passive interest in the issuer.
(d)    Non-Solicitation. During your employment with Kimball and for a period of twelve (12) months thereafter, you will not directly or indirectly (i) participate in promoting, offering, or selling any Competitive Products to any Customer; (ii) solicit or encourage any Kimball employee or independent contractor to terminate his or her employment or contractor relationship with Kimball, or to become an employee or independent contractor of any Competitor; (iii) solicit or encourage any Kimball supplier to terminate its business relationship with Kimball, or to engage in a new relationship or expand an existing business relationship with any Competitor; or (iv) otherwise take any action that is intended to or can reasonably be expected to cause the termination of or interference with any business relationship or expectancy between Kimball and any of its Customers, suppliers, independent contractors, or employees. You further agree that you will not induce (or attempt to induce), or aid any other person or entity to induce (or attempt to induce), any person or entity to breach any restrictive covenant agreement with Kimball.
(e)    Immunity. Pursuant to 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” If you are found to have wrongfully misappropriated trade secrets, you may be liable for, among other things, exemplary damages and attorneys’ fees.
(f)    Definitions. For purposes of this Section 10:
(1)    “Competitive Products” shall mean products, services, or lines of business that Kimball offers, manufactures, sells, or distributes (or demonstrably contemplates offering, manufacturing, selling, or distributing) within the last three (3) years of your employment. As of the Effective Date, these products, services, and lines of business include without limitation contract electronics manufacturing services, diversified manufacturing services, engineering, and supply chain support, for (a) electronic components, (b) non-electronic components, (c) medical disposables, (d) precision molded plastics, and (e) production automation, test, and inspection equipment in the (z) automotive, (y) medical, (x) industrial, and (w) public safety end markets.
(2)    A “Competitor” of the Company shall mean any person or entity that engages (or intends to engage) in Competitive Products, or owns or controls (or intends to own or control) a significant interest in any entity that engages in Competitive Products.
(3)    “Confidential Information” shall include, without limitation and as broadly as permissible under applicable law, all information in spoken, printed, electronic, or any other form or medium existing now or in the

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future and relating directly or indirectly to Kimball, its businesses, or any existing or prospective Customer, supplier, investor, employee, or other person or entity that has entrusted information to Kimball in confidence. Confidential Information also includes, without limitation, all trade secrets as defined under the Defend Trade Secrets Act of 2016, the Uniform Trade Secrets Act, or other applicable laws affording protection to trade secret and confidential information. Notwithstanding the foregoing, Confidential Information shall not include any information that was lawfully in your possession prior to (and not obtained in connection with) commencing employment with Kimball.
(4)    A “Customer” of the Company shall mean any person or entity that has purchased any products or services from Kimball during the last three (3) years of your employment and (i) you communicated with in any way during the past twelve (12) months; or (ii) about whom you possess Confidential Information or other nonpublic information.
(g)    Reasonableness and Enforcement of Covenants. You acknowledge and agree that the foregoing covenants are reasonable and not contrary to public policy, and that such restrictions are intended solely to safeguard the protectable interests and legitimate business needs of Kimball. You further acknowledge and agree that your adherence to these restrictions will not prevent you from engaging in your chosen occupation and earning a satisfactory livelihood following the Termination Date. In addition to any other remedies provided by law, Kimball may obtain equitable relief from any actual or threatened violation of this Agreement, including specific performance and temporary or permanent injunctive relief. You agree that Kimball may disclose the fact and terms of this Agreement to any future actual or prospective employer, and you waive any claims against Kimball resulting from such disclosure. Additionally, Kimball reserves the right to take disciplinary action, up to and including termination for violations of this Agreement occurring during your employment with Kimball. Should you violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which you cease to be in violation of such obligation. If Kimball prevails in a final, non-appealable judgment in any legal proceedings to enforce this Agreement, you agree to pay Kimball all costs and attorneys’ fees it reasonably incurs in connection with such proceedings.
(h)    Future Employment. Before beginning employment with another employer at any time within twelve (12) months after your Termination Date, you agree to notify Kimball, in writing, of the name and business address of your prospective employer and the job title or position in which you will be employed. If your prospective employment is with a Competitor, you agree to seek Kimball’s written consent to such employment, and the Company will not unreasonably withhold such consent if you have complied with all other provisions of this Agreement and provided sufficient information to Kimball to demonstrate that your employment will not result in a breach of any other provision of this Agreement. By consenting to your employment with a Competitor, Kimball does not waive any other provision of this Agreement and any consent shall be non-precedential and limited solely to the specific circumstances under which the Company grants it. The Company reserves the right to withdraw such consent if you

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breach any other provision of this Agreement, if the nature of your employment with the Competitor or the Competitor’s business materially changes, or if any of the representations you make to Kimball regarding the nature of your employment or the Competitor’s business are false or misleading.
11.    Continued Cooperation. You agree that you will cooperate with and promptly respond to any and all inquiries and requests from the Company for information related to your employment with the Company.
12.    Choice of Law, Venue, and Construction. The validity, enforceability, and interpretation of this Transition Agreement shall be construed according to the laws of the State of Indiana, without regard to the conflict of law provisions therein, to the extent those laws are not preempted by ERISA or other federal law. Any action to enforce this Transition Agreement or to recover damages due to an alleged breach of this Transition Agreement may be brought only in a state or federal court of competent jurisdiction within the State of Indiana. You consent to the jurisdiction of said courts over your person for the purposes of such an action.
13.    Effective Date and Execution. This Agreement will take effect upon signature by both parties below. This Transition Agreement may be executed in multiple counterparts, each of which shall constitute an original. Any counterparts of this Transition Agreement may be transmitted via facsimile and/or PDF attachments to e-mails and counterparts in those formats shall be taken together constitute one and the same original, valid, and enforceable agreement.
14.    Severability. If any provision of this Transition Agreement is determined by a court of competent jurisdiction to be unenforceable in any respect, then such provision shall be deemed limited and restricted to the maximum extent that the court shall deem the provision to be enforceable, or, in the event that this is not possible, the provision shall be severed and all remaining provisions shall continue in full force and effect. However, in the event that the waiver or release of any claim is found to be invalid or unenforceable and cannot be modified as aforesaid, then you agree that you will promptly execute any appropriate documents presented by the Company that would make the waiver or release valid and enforceable to the maximum extent permitted by law. The invalidity or unenforceability of any provision of this Transition Agreement shall not affect the validity or enforceability of any other provision hereof.
15.    Other Agreements. You agree that:
(a)    In addition to any other remedies or relief either party may have, including money damages, the parties agree that Kimball or you, as the case may be, will be entitled to immediate injunctive relief from any actual or threatened violation of this Agreement, including a temporary restraining order, and that neither party will be required to post any bond as a condition for obtaining such relief.
(b)    This Agreement may only be amended with a written document signed by both you and Kimball.
(c)    This Agreement contains all of the agreements between Kimball and you relating to the matters included in this Agreement, with the exception that any ongoing obligations under any agreement separately and previously signed by you during your employment with Kimball (if applicable) remain in full force and effect.

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Your signature below indicates that you have read, understand, and voluntarily and freely accepted the terms of this Agreement. You acknowledge that you have had a full opportunity to obtain the advice of an attorney, that you have not relied on any statements or explanations made by Kimball other than this Agreement, and that no other promises or representations have been made to you to induce you to sign this Agreement.
So Agreed:

Chris Thyen	9-1-23
Printed Name	Date
s/Chris Thyen
Signature
KIMBALL
s/Douglas A. Hass________________________ Douglas A. Hass Chief Legal and Compliance Officer, Secretary

1 Sep 23
Date

EXHIBIT A
WAIVER AND RELEASE
Chris Thyen (“you”) and Kimball Electronics, Inc., Kimball Electronics Indiana, Inc. d/b/a GES, the corporate entity in the Kimball group of companies that is your specific employer (collectively, “Kimball”) and their respective executors, assigns, agents, officers, former officers, employees, former employees, directors, former directors, members and any associates, affiliates, divisions, current or former subsidiaries or parent corporations or organizations or any of its employees or former employees, or any other person acting or purporting to act in or on its behalf and together with Kimball (collectively, the “Company”) do hereby acknowledge and agree that you will receive the Severance and Transaction Closing Payments, as referenced and identified in the Transition and Retention Agreement and General Release (“Transition Agreement”) between you and the Company.
In consideration of the Severance and Transaction Closing Payments and the Transition Agreement, and except for breaches of the Transition Agreement, and in consideration of the payments, rights, and benefits provided for in this Waiver and Release, you, on behalf of yourself and your heirs, legatees, personal representatives, assigns, and all others who have or obtain any legal right or claims through you, release and discharge Kimball and all of its parents, subsidiaries, affiliated companies, principals, stockholders, officers, directors, employees, trustees, agents, predecessors, successors, benefit plans (and any fiduciaries of such plans), insurers, and assigns (the “Released Parties”), from any and all claims, known and unknown, that you had or may have had against the Released Parties as of the date of execution of this Waiver and Release. This release is intended to be as comprehensive as can be conceived and the law will allow, and includes without limitation claims of any type related to or arising out of your employment with Kimball; on federal or state common law or federal, state or local laws, ordinances, or regulations, or any other public policy, theory, or principle. Nothing in this Waiver and Release shall be construed to prohibit you from reporting conduct to, providing truthful information to, or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization.
In granting the release herein, which includes claims that may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which states:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
You hereby expressly waive and relinquish all rights and benefits under that Section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Waiver and Release.

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You understand and agree that this Waiver and Release shall be binding upon your heirs, assigns, administrators, executors and legal representatives and shall inure to the benefit of the Company, its successors and assigns. In the event of your death, the remaining separation payments will be paid or provided to your estate, subject to and in accordance with the terms of this Waiver and Release.
This Waiver and Release does not constitute an admission by the Released Parties of any violation of any law. The Released Parties expressly deny any such violation. This Waiver and Release is offered to you by the Company solely to avoid potential claims.
You understand and agree that this Waiver and Release shall be binding upon your heirs, assigns, administrators, executors and legal representatives and shall inure to the benefit of the Company, its successors and assigns. In the event of your death, the remaining separation payments will be paid or provided to your estate, subject to and in accordance with the terms of the Transition Agreement.
This Waiver and Release does not constitute an admission by the Released Parties of any violation of any law. The Released Parties expressly deny any such violation. This Waiver and Release is offered to you by the Company solely to avoid litigation.
By signing this Waiver and Release, you acknowledge that: (a) before signing, you had an adequate opportunity to review this Waiver and Release with persons of your choosing; (b) you have thoroughly read and understand this Waiver and Release; (c) you have been advised to seek legal counsel concerning the terms of this Waiver and Release before signing it; (d) you have been advised to consult a tax advisor regarding the tax effect of any payments or benefits that you may receive under this Waiver and Release; (e) you have signed this Waiver and Release knowingly and voluntarily, without duress or reservation of any kind and with full knowledge of its significance; (f) you are not waiving any claims or rights that may arise after you execute this Waiver and Release; and (g) the payments promised to you in return for your execution of this Waiver and Release are amounts and benefits you would not otherwise be entitled to receive.
Other Agreements. You agree that:
(a)    In addition to any other remedies or relief Kimball may have, including money damages, you agree that Kimball will be entitled to immediate injunctive relief from any actual or threatened violation of this Waiver and Release, including a temporary restraining order, and that Kimball will not be required to post any bond as a condition for obtaining such relief. You agree to pay any reasonable expenses incurred by Kimball as a result of any breach of this Waiver and Release, including any investigation expenses and attorneys’ fees.
(b)    This Waiver and Release may only be amended with a written document signed by both you and Kimball.
(c)    This Waiver and Release contains all of the agreements between Kimball and you relating to the matters included in this Waiver and Release, with the exception that any ongoing post-employment obligations under any agreement separately and previously signed by you during your employment with Kimball (if applicable) remain in full force and effect.

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Your signature below indicates that you have read, understand, and voluntarily and freely accepted the terms of this Agreement. You acknowledge that you have had a full opportunity to obtain the advice of an attorney, that you have not relied on any statements or explanations made by Kimball other than this Agreement, and that no other promises or representations have been made to you to induce you to sign this Agreement.
So Agreed:

Printed Name	Date

Signature
KIMBALL
_______________________________________ Douglas A. Hass Chief Legal and Compliance Officer, Secretary
Date